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[MELLEN, SMITH & PIVOZ, P.C. - Letterhead]
                                                                   [MS&P - Logo]


                                                                    Exhibit 23.3




         CONSENT OF MELLEN, SMITH & PIVOZ, P.C., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated February 13, 1997, on the balance sheet of Diversified Wire & Cable, Inc. as of December 31, 1996, and the related statement of operations, changes in shareholders' equity, and cash flows for the period June 25, 1996 to December 31, 1996; in the Registration Statement (Form S-4 No. 333-XXXXX) and related Prospectus of Jordan Telecommunication Products, Inc. for the registration of $190,000,000 of 9 7/8% Series B Senior Notes due 2007, $120,000,000 of 11 3/4% Series B Senior Discount Notes due 2007, $25,000,000 of
13 1/4% Series B Senior Exchangeable Preferred Stock due 2009 and $25,000,000 of 13 1/4% Series B Subordinated Preferred Stock Exchange Notes due 2009.



                                        /s/ Mellen, Smith & Pivoz

                                        Mellen, Smith & Pivoz, P.C.

Bingham Farms, Michigan
August 27, 1997